Exhibit 10.18

Master Services Agreement

This Master Services Agreement (“Agreement”), dated as of the date of the last signature below (the “Effective Date”), is entered into by and between MiNK Therapeutics, Inc. (“MiNK”), a Delaware corporation having an address at 149 Fifth Avenue, Suite 500, New York, NY 10010 (“MiNK), and “Atlant Clinical” Ltd, a Limited Liability Company, having an address at 1-12 Krivokolennyi Lane, Moscow, 101000 Russia (the “Contractor”), (each singularly a “Party” and collectively the “Parties”).

WHEREAS, MiNK desires that Contractor perform certain Services (as defined below);

WHEREAS, Contractor has the expertise and resources necessary for the performance of such Services and desires to perform such Services on MiNK’s behalf;

WHEREAS, MiNK and Contractor intend this Agreement to constitute a master agreement under which such Services will be performed under separate Projects (as defined below) as agreed upon by the Parties hereto from time to time.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1.
Projects; Performance.
1.1
Projects. MiNK and Contractor may, from time to time, agree upon one or more projects for the performance of services by Contractor or its Affiliates on behalf of MiNK and potentially its Affiliates under this Agreement (“Projects”). As used in this Agreement, “Affiliates” is defined as a party that is controlled by, or is under common control, with the Party specified. For each Project, MiNK and Contractor shall agree in writing upon a description of any applicable study specifications, scope of work, contract summary and any other additional information agreed to by the Parties (“Project Plan”) for the services (“Services”) to be performed by Contractor for such Project, the form of such Project Plan is set forth in Exhibit A attached hereto and incorporated herein. Each Project Plan shall be sequentially numbered with the first Project Plan attached as Exhibit A-1, the second attached as Exhibit A-2, and so on. Each Project Plan shall be deemed a part hereof. In the event of any conflict between a Project Plan and the provisions of the main body of this Agreement, the provisions of this Agreement shall prevail, unless the conflicting provision in such Project Plan expressly and specifically amends or disclaims the conflicting language in the main body of this Agreement. Contractor shall perform and complete the Services in accordance with this Agreement, the Project Plan, and all applicable federal, state and local laws, rules, regulations and guidelines. The Parties agree that execution of a Project Plan by an Affiliate of either Party shall represent such Affiliate’s acceptance of, and agreement to be bound by, the terms, conditions, and obligations of this Agreement.

1.2
Performance by Contractor. Contractor shall not subcontract any portion of a Service to be performed hereunder without MiNK’s prior written consent. Contractor shall remain

Exhibit 10.18

primarily responsible and liable for the actions of any approved subcontractors hereunder. Contractor shall maintain at all times during the Term such staffing and resources as are sufficient to ensure that it has the ability to perform the Services in accordance herewith.

2.
Personnel of Contractor; Facility.

2.1
Personnel. Each individual person supplied by Contractor to perform the Services shall be the responsibility of Contractor (“Personnel”). Contractor assumes complete responsibility for paying the wages of all Personnel, and with respect to its employees, for withholding all income and social security taxes from their wages and for paying workers’ compensation insurance premiums, state and federal unemployment insurance taxes and the employer’s share of social security taxes on their behalf. The Personnel shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available by MiNK to employees of MiNK. Contractor represents, warrants, and covenants that any Services performed in the United States shall be undertaken only by Personnel authorized to perform such Services in the United States.

2.2
Facility. The Services shall be performed by the Personnel at Contractor’s facility located at the address listed above (or such other facility as may be mutually agreed by the Parties in writing) (the “Facility”). Contractor shall maintain the Facility in compliance with all applicable regulatory requirements. Upon reasonable request of MiNK, Contractor shall permit MiNK personnel to be present in the Facility in order to observe the performance of the Services.
3.
Compensation, Invoicing and Payment.

3.1
Compensation. In exchange for the timely completion of Services during the Term of this Agreement, MiNK shall pay to Contractor for Services actually rendered in accordance with the applicable Project Plan and as set forth in Exhibit B attached hereto, as updated from time to time by written agreement of the Parties. In no event shall MiNK be responsible to compensate Contractor for goods or services not actually ordered and received, nor for any other amounts in excess of those set forth in the Project Plan, unless such amounts are pre-approved by MiNK in writing. Contractor acknowledges and agrees that payments made hereunder are for Services performed by Contractor. No payments shall be passed through to third parties on behalf of MiNK without written documentation between the Parties evidencing such payment arrangement.

3.2
Payment. All payments owing hereunder shall be made by MiNK to Contractor within forty-five (45) days of receipt by MiNK of a valid invoice and satisfactory supporting documentation. Each such invoice shall list the dates and times Services were performed, outline the Services performed by Contractor during such times, and include any other information as may be agreed to by the Parties, all in a form that is reasonably satisfactory to MiNK. All payments shall be mailed to Contractor at the address set forth below.

3.3
Reimbursement of Expenses. To the extent set forth in the applicable Project Plan or otherwise pre-approved by MiNK in writing, MiNK shall reimburse Contractor for

Exhibit 10.18

Exhibit 10.18

reasonable travel as requested by MiNK and other out-of-pocket expenses all in accordance with MiNK’s Travel & Expense Policy and Procedures, as may be amended from time to time by MiNK, incurred by Contractor in the performance of the Services, provided that Contractor shall have submitted to MiNK written expense statements and other supporting documentation in a form that is reasonably satisfactory to MiNK. MiNK shall provide Contractor with payment for any amounts due under this Article 3 within forty-five (45) days of receipt by MiNK of a valid invoice from Contractor and other satisfactory documentation.

3.4
Currency. All compensation and expense reimbursements to be paid under this Agreement shall be paid to the Contractor in U.S. Dollars.

4.
Records. Contractor shall maintain all records related to the Services as required by any applicable federal, state and local laws, rules, regulations and guidelines and consistent with industry standards, but for no less than three (3) years following the termination or expiration of the applicable Project Plan. During the Term and for a period of one (1) year thereafter, MiNK or its designee shall be entitled to review such records during normal business hours and after reasonable notice. Contractor shall maintain its customary and normal cost accounting procedures, policies and records as required for proper financial recording and management of the Services. Upon MiNK’s request, Contractor will furnish these accounting records in a form consistent with MiNK’s accounting system. During the Term and for a period of one (1) year thereafter, MiNK, or a reasonably acceptable audit firm designated by MiNK, shall be entitled to reasonably audit the records during normal business hours and after reasonable notice.

5.
Modification to Project Plan. Any modification to a Project Plan or the scope of the Services thereunder shall be effective only if in a writing and signed by both Parties, which writing shall detail the agreed changes to the Services to be performed and any changes to the costs or timelines thereunder. Contractor agrees that it will not unreasonably withhold approval of a modification if the proposed changes can reasonably be performed by Contractor. In no event is MiNK responsible for paying Contractor for Services performed outside of the Project Plan (or for costs incurred outside the Project Plan) without the prior written approval of MiNK.

6.
Performance Standards; Remedy. In accordance with each Project Plan, Contractor shall deliver to MiNK the deliverables set forth in the Project Plan. In fulfilling its obligations as described in the Project Plan, Contractor shall assign only persons with the appropriate training and qualifications to perform the Services. All such Services shall be performed with care, skill and diligence, and Contractor shall use all reasonable endeavors consistent with industry standards to successfully complete such Services in accordance with this Agreement. MiNK shall notify Contractor if any deliverable is not accepted by MiNK as not being completed in accordance with this Agreement, any other terms of this Agreement, and in compliance with all applicable federal, state and local laws, rules, regulations and guidelines. Without in any way limiting any other remedies available to MiNK, Contractor shall re-perform, at its own expense, all Services, which have not been performed in conformance with the foregoing standards.

Exhibit 10.18

Exhibit 10.18

7.
Term and Termination.
7.1
Term. Unless sooner terminated in accordance with this Article 7, the Term of this Agreement shall commence on the Effective Date and shall continue until the later of (i) the expiration or termination of the last Project Plan to expire or terminate according to the terms of the applicable Project Plan or (ii) 5 year(s) from the Effective Date (the “Term”). If a Project Plan is in effect at such time as this Agreement expires, then the Term shall be extended until the expiration or termination of such Project Plan. The Parties agree that during such extension period, no additional Project Plan to this Agreement shall be entered into by and between the Parties. Notwithstanding the foregoing, the Term of this Agreement may be extended by mutual written agreement of both Parties.

7.2
Termination by MiNK. MiNK shall have the right to terminate a Project (or a portion of the Services for a Project) or this Agreement with or without cause at any time upon fourteen (14) days prior written notice to Contractor and upon the written election of MiNK, Contractor shall thereafter cease providing Services to MiNK and MiNK shall have no further obligation to Contractor other than payment of compensation in accordance with Article 3 for Services rendered in accordance with this Agreement prior to the date of such termination notice.

7.3
Termination by Contractor. Contractor shall have the right to terminate a Project or this Agreement in the event that MiNK commits a material breach of its obligations under this Agreement and fails to cure such breach within sixty (60) days after receiving written notice thereof.
7.4
Effect of Termination or Expiration. Expiration or termination of a Project or this Agreement shall not relieve the Parties of any obligation that accrued prior to such expiration or termination. Upon expiration or termination of this Agreement for any reason, the rights and obligations of the Parties under Article 4, Articles 8 through 12, Sections 14.3, 14.6 through 14.14, and this Section 7.4 shall survive except that the payment obligations accruing prior to the date of termination and the payment obligations accrued with the prior written consent of MiNK shall survive until fulfilled.

8.
Confidential Information.
8.1
Definition of Confidential Information. Confidential Information shall mean any technical or business information furnished by or on behalf of MiNK to Contractor in connection with this Agreement or developed by Contractor in the course of performing the Services, regardless of whether such Confidential Information is in oral, electronic or written form. Such Confidential Information may include, without limitation, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information.

8.2
Obligations. Contractor shall

(a)
maintain all Confidential Information in strict confidence;

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Exhibit 10.18

(b)
use all Confidential Information solely for the purpose of providing the Services as requested by MiNK; and

(c)
reproduce the Confidential Information only to the extent necessary for providing the Services as requested by MiNK, with all such reproductions being considered Confidential Information.
8.3
Exceptions. The obligations of Contractor under Article 8 shall not apply to the extent that Contractor can demonstrate that certain information
(a)
was in the public domain prior to the time of its disclosure or development under this Agreement;
(b)
entered the public domain after the time of its disclosure or development under this Agreement through means other than an act or omission by Contractor;
(c)
was independently developed by Contractor prior to the time of its disclosure or development under this Agreement without access to Confidential Information; or
(d)
is or was disclosed to Contractor without restriction at any time prior to its disclosure or development under this Agreement, by a third party having no fiduciary relationship with MiNK and having no obligation of confidentiality with respect to such Confidential Information
8.4
Required Disclosures. Contractor may disclose Confidential Information to the extent necessary to comply with applicable laws or regulations, or with a court or administrative order, provided that (a) Contractor gives MiNK prompt written notice of such legal obligation prior to disclosure, (b) takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure, and (c) discloses only the Confidential Information strictly required to comply with such legal obligation.

8.5
Return of Confidential Information. Upon the termination of this Agreement, at the request of MiNK, Contractor shall return to MiNK all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of Contractor.

9.
Material Transfers.

9.1
Material Transfers. MiNK retains all right, title and interest in and to all materials provided to Contractor in connection with any Project, together with all derivatives, modifications and improvements thereof, including all intellectual property rights therein and thereto (the “Materials”). The Materials constitute Confidential Information of MiNK.

Exhibit 10.18

9.2
Restrictions on Use. Contractor may only use the Material: (i) in and for the purposes of the applicable Project; (ii) on Contractor’s premises; (iii) in compliance with applicable law; (iv) in accordance with all of MiNK’s instructions concerning the storage, handling, use, return and disposal of the Material; and (v) in all respects in accordance with the terms and conditions of this Agreement. Contractor shall not use, or cause or permit the use of, the Material, directly or indirectly in any manner that confers on any third party any intellectual property rights in or to the Materials, or that creates obligations to disclose the results of Contractor’s use of the Materials to any third party. Contractor shall not transfer or distribute any Materials to any third party without the prior written consent of MiNK.

9.3
Access to Materials. Contractor shall restrict access to and use of the Material to its Personnel who: (i) are directly engaged in performing the applicable Project; (ii) need to access and use the Material for purposes of the Project; and (iii) have been informed of the access, use, transfer and disclosure restrictions of this Agreement and are legally bound to comply therewith. Contractor will return all remaining Materials to MiNK promptly upon completion of the applicable Project, at MiNK’s expense unless MiNK requests destruction thereof.

9.4
No Reverse-engineering or Modification. Except to the extent expressly provided in a Project Plan, Contractor shall not analyze, attempt to modify or reverse-engineer or otherwise seek to determine the structure or sequence of any Material without MiNK’s prior written consent in each case.
10.
Proprietary Property and Works.

10.1
Proprietary Property. Contractor acknowledges and agrees that all Confidential Information and Proprietary Property (as hereinafter defined) and any and all intellectual property rights therein is and shall remain the exclusive property of MiNK or the third party entrusting any Confidential Information to MiNK. Contractor hereby assigns, conveys, and grants, and agrees to assign, convey, and grant to MiNK, all of its right, title, and interest in and to any and all Proprietary Property. Contractor agrees to promptly disclose to MiNK any and all Proprietary Property. Contractor further agrees to cooperate fully to allow MiNK to obtain patent or other proprietary protection for such Proprietary Property, all in the name of MiNK and at MiNK’s cost and expense, and shall execute and deliver all requested applications, assignments and other documents and take such other measures as MiNK shall reasonably request in order to perfect and enforce MiNK’s rights in the Proprietary Property (including transfer of possession to MiNK of all Proprietary Property embodied in tangible materials), and hereby appoints MiNK’s attorney to execute and deliver any such documents on its behalf in the event Contractor fails or refuses to do so. As used in this Agreement, “Proprietary Property” shall mean any and all inventions, developments, data (including without limitation, written, printed, graphic, video and audio material, and information contained in any computer database or computer readable form), discoveries, improvements, ideas, concepts, computer programs, algorithms, protocols, systems and related documentation, and any other works of invention or authorship (whether or not patentable, copyrightable, or entitled to or eligible for other forms of legal protection) generated, conceived, discovered, written,

Exhibit 10.18

invented, developed, or reduced to practice or tangible medium by or on behalf of Contractor (whether alone, jointly with others, or under Contractor’s direction) in the course of providing the Services, or which arise out of the Services or from access to and/or use of Confidential Information, and any and all patent, patent applications, copyrights, trademarks, trade secrets or other intellectual property rights in any of the foregoing. Contractor shall maintain adequate records (whether written, electronic, or otherwise) to document the Proprietary Property, including without limitation the conception and reduction to practice of all inventions, and shall make such records available to MiNK upon request. MiNK shall have sole ownership of all such records.

10.2
Works. In addition, and without in any way limiting the foregoing, Contractor agrees that all right, title and interest in and to any works of authorship or copyrightable materials resulting from the performance of the Services and all copies thereof, in whatever media, (the “Works”) shall be in MiNK. Contractor specifically agrees that, to the extent that any portion of the Works constitutes a work protectable under the copyright law of the United States (the “Copyright Law”), MiNK and Contractor agree that any such portion of the Works has been specifically ordered and commissioned by MiNK and shall be considered a “work made for hire” as such term is used and defined in the Copyright Law. Accordingly, MiNK shall be considered the “author” of such portion of the Works and the sole and exclusive owner throughout the world of copyright therein. In the event that any portion of the Works constitutes a work protectable under the Copyright Law but does not qualify as a “work made for hire” as such term is used and defined in the Copyright Law, Contractor hereby assigns and agrees to assign to MiNK all right, title and interest in and to copyright in the Works or in any such portion thereof and agrees to execute and deliver to MiNK, upon request, appropriate assignments of copyright and such other documents and instruments as MiNK may request. For the avoidance of doubt, the Parties acknowledge and agree that any information, data or inventions made by Contractor outside the scope of the Services shall remain the property of Contractor and are outside the scope of this Agreement.

11.
Indemnification and Insurance.
11.1
Indemnification by Contractor. Contractor shall indemnify, hold harmless and defend MiNK, its Affiliates, and their respective officers, directors, employees and agents (“MiNK Indemnitees”) from and against any liability, loss, damage and expense (including reasonable attorney’s fees and court costs) (“Losses”) incurred by or imposed upon MiNK Indemnitees in connection with any third party claim, suit, action, demand or judgment (“Claims”) arising out of the (a) the gross negligence or willful misconduct of Contractor, (b) a breach of any representation, warranty, covenant or other obligation of Contractor hereunder, or (c) the negligent performance or non-performance of the Services by Contractor; provided, however, that Contractor’s indemnification obligations under this Section 11.1 shall not apply to any Loss to the extent that the underlying Claim is attributable to the a cause for which MiNK is obligated to indemnify Contractor pursuant to Section 11.2.

11.2
Indemnification by MiNK. MiNK shall indemnify, hold harmless and defend Contractor, its Affiliates, and their respective officers, directors, employees and agents (“Contractor

Exhibit 10.18

Exhibit 10.18

Indemnitees”) from and against any Losses incurred by or imposed upon Contractor Indemnitees in connection with any third party Claims arising out of (a) the gross negligence or willful misconduct of MiNK, or (b) a breach of any representation, warranty, covenant or other obligation of MiNK hereunder provided, however, that MiNK’s indemnification under this Section 11.2 shall not apply to any Loss to the extent that the underlying Claim is attributable to the a cause for which Contractor is obligated to indemnify MiNK pursuant to Section 11.1.

11.3
Procedure. Any Contractor Indemnitee or MiNK Indemnitee seeking indemnification under Section 11.1 or Section 11.2 shall provide the indemnifying Party with prompt written notice of any Claims for which indemnification is sought under this Agreement. An indemnified party’s failure to deliver written notice to the indemnifying Party within a reasonable time after the commencement of any such action, if prejudicial to the indemnifying Party’s ability to defend such action, shall relieve the indemnifying Party of any liability to the indemnified party under this Article 11. The indemnifying Party agrees, at its own expense, to provide attorneys reasonably acceptable to the indemnified party to defend against any such claim. The indemnified party shall cooperate fully with indemnifying Party in such defense and will permit the indemnifying Party to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal and settlement); provided, however, that any indemnified party shall have the right to retain its own counsel, at the expense of the indemnifying Party, if representation of such indemnified party by the counsel retained by the indemnifying Party would be inappropriate because of actual or potential conflicts in the interests of such indemnified party and any other party represented by the counsel retained by the indemnifying Party. The indemnifying Party agrees to keep the indemnified parties informed of the progress in the defense and disposition of such claim and to consult with the indemnified parties with regard to any proposed settlement. The indemnification under this Article 11 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the indemnifying Party.

11.4
Contractor Insurance. Contractor shall secure and maintain in full force and effect throughout the Term policies of insurance for worker’s compensation, general liability, and automobile liability having policy limits, deductibles and other terms appropriate to the conduct of Contractor’s business. Contractor shall name MiNK as an additional insured thereunder and shall furnish to MiNK certificates evidencing such insurance upon MiNK’s request. Such certificates shall provide for prior written notice to MiNK of any policy cancellation.

12.
Limitation of Liability. EXCEPT WITH RESPECT TO LIABILITY ARISING FROM A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, BREACH OF ARTICLES 8 OR 9, OR LIABILITY ARISING UNDER ARTICLES 10 OR 11, IT IS AGREED BY THE PARTIES THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME) ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED

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Exhibit 10.18

REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

13.
Representations; Disclaimer of Warranties.

13.1
By Contractor.

(a)
Contractor represents and warrants that Contractor is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated. Contractor has all requisite corporate power to own and operate its properties and assets and to carry on its business as presently being conducted and as proposed to be conducted. Contractor has, and will have on all relevant dates, all requisite legal and corporate power to execute and deliver this Agreement;

(b)
Contractor represents and warrants that the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Contractor corporate action. The performance by Contractor of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it is a party;

(c)
Contractor represents and warrants to MiNK that its Personnel are experienced and qualified to perform the Services. In the event any Personnel does not meet the above standard, Contractor shall replace such Personnel and shall not invoice MiNK for the Services of the removed Personnel;

(d)
Contractor represents and warrants to MiNK that none of its current obligations conflict with this Agreement or the Services to be provided hereunder. Contractor shall not enter into any such conflicting agreement or incur any such conflicting obligation without the prior written consent of MiNK. Contractor further represents that the performance of the Services will not breach any agreement or obligation with any third party, including without limitation any obligation to refrain from engaging in activities that may compete with such party;

(e)
Contractor represents and warrants that its Personnel and contractors are bound by contract or law to obligations of confidentiality and assignment of inventions adequate to permit Contractor to fulfill its obligations hereunder and that Contractor will not incorporate any third party intellectual property rights into the Works or the Proprietary Property; and

(f)
Contractor represents and warrants that all Services hereunder will be performed in accordance with all laws, rules, regulations and guidelines and this Agreement.

13.2
By MiNK.
(a)
MiNK represents and warrants that MiNK is a corporation duly organized, validly

Exhibit 10.18

existing and in good standing under the laws of the State of Delaware. MiNK has all requisite corporate power to own and operate its properties and assets and to carry on

Exhibit 10.18

its business as presently being conducted and as proposed to be conducted. MiNK has, and will have on all relevant dates, all requisite legal and corporate power to execute and deliver this Agreement, and to carry out and perform its obligations under the terms of this Agreement; and

(b)
MiNK represents and warrants that the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate MiNK corporate action. The performance by MiNK of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it is a party.

14.
Miscellaneous.
14.1
Counterparts. This Agreement may be executed in counterparts, which, when taken together, shall constitute one agreement. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
14.2
Force Majeure. Neither Party will be responsible for delays resulting from causes beyond the reasonable control of such Party including, without limitation, fire, acts of God, explosion, flood, war, terrorism, strike, or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.
14.3
Equitable Relief. Contractor agrees that any breach or threatened breach of Articles 8, 9 or 10 of this Agreement will cause irreparable harm to MiNK. Therefore, in addition to any other remedies that may be available to MiNK, MiNK may apply for and obtain immediate injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to enforce, any obligations of Contractor hereunder.

14.4
Assignment. This Agreement shall not be assigned or delegated by Contractor. This Agreement may be assigned by MiNK to any of its Affiliates or in connection with the transfer or sale of all or substantially all of the portion of its business to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction. Any other assignment by MiNK shall require Contractor’s prior written consent, which consent shall not be unreasonably withheld or delayed. Any purported assignment or attempt to assign, or any delegation or attempt to delegate, in violation of this Section 13.3 shall be void and without effect. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

14.5
Independent Contractors. MiNK and Contractor shall at all times act as independent parties and nothing contained in this Agreement shall be construed or implied to create an

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Exhibit 10.18

agency or partnership. Neither Party shall have the authority to contract or incur expenses on behalf of the other. The employees of Contractor shall not be deemed to be employees of MiNK.

14.6
Legal Compliance. Contractor will comply, in all material respects, with all applicable federal, state and local laws, regulations and orders applicable to its operations and the Services including but not limited to anti-bribery, and data protection laws. If specified in a Project or Project Plan, Services will be rendered in accordance with applicable GxP guidelines and regulations. Contractor will comply with all applicable MiNk guidelines, such as standard operating procedures, that MiNK provides in writing.

(a)
Contractor agrees to notify MiNK immediately in writing if Contractor or any person who is performing Services hereunder on behalf of Contractor is suspected of violating any anti-corruption law or becomes involved in, or a subject of, an investigation or law enforcement inquiry into possible improper payments to foreign officials or possible violations of anti-corruption laws. Contractor further agrees to provide such notification if Contractor or any person performing Services hereunder on behalf of Contractor becomes involved in any action, suit, claim, investigation or proceeding that is pending, or to the knowledge of Contractor threatened, relating to a potential violation of any anti-corruption laws, including but not limited to the Foreign Corrupt Practices Act. (“FCPA”).

(b)
Contractor agrees to grant MiNK the right to audit Contractor’s books and records regarding the receipt and disposition of any payments made to Contractor by MiNK and Contractor further agrees to cooperate with MiNK in connection with such audits.

(c)
It is agreed between Contractor and MiNK that this Section 14.6 is deemed by the Parties to be a material provision of this Agreement.

14.7
Debarment. Contractor represents and warrants to MiNK that it has not been debarred nor is subject to debarment and that it will not use in any capacity, in connection with the Services to be performed under this Agreement, any person who has been debarred pursuant to section 306 of the Food, Drug and Cosmetic Act or who is the subject of a conviction described in such section. Contractor agrees to inform MiNK immediately in writing if it or any person who is performing Services hereunder on behalf of Contractor is debarred or is the subject of a conviction described in section 306 of the Food, Drug and Cosmetic Act or if any action, suit, claim, investigation or proceeding is pending, or to the knowledge of Contractor, threatened relating to the potential debarment of Contractor or any person performing Services on behalf of Contractor hereunder.

14.8
Publicity. Contractor consents to use by MiNK of Contractor’s name and likeness in written materials or oral presentations to current or prospective customers, investors or others, provided that such materials or presentations accurately describe the nature of Contractor’s relationship with or contribution to MiNK.

Exhibit 10.18

14.9
Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) on the next business day after timely delivery to an overnight courier (postage prepaid), or (c) on the third business day after deposit in the United States mail (certified or registered mail return receipt requested, postage prepaid), to the Parties at the addresses set forth in the first paragraph of this Agreement, provided that all correspondence to MiNK shall be copied to “Legal Department” at MiNK’s address above. Either Party may change its designated address by notice to the other Party in the manner provided in this Section 14.9.

14.10
Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, that provision shall be stricken and the remainder of this Agreement shall continue in full force and effect; provided, however, that the Parties shall renegotiate an acceptable replacement provision so as to accomplish, as nearly as possible, the original intent of the Parties.

14.11
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any choice of law principles that would dictate the application of the laws of another jurisdiction.

14.12
Entirety; Amendment. This Agreement represents the entire agreement of the Parties and expressly supersedes all previous written and oral communications between the Parties with respect to the subject matter hereof. Unless a provision of the main body of this Agreement is expressly and specifically amended or disclaimed in a particular Project Plan, in the event of a discrepancy between this Agreement and a Project Plan, the Agreement shall govern. No amendment, alteration, or modification of this Agreement or any exhibits attached hereto shall be valid unless executed in writing by authorized signatories of both Parties.

14.13
Waiver. The failure of any party hereto to insist upon strict performance of any provision of this Agreement or to exercise any right hereunder will not constitute a waiver of that or any other provision or right.
14.14
Massachusetts Information Security Regulations Compliance. Massachusetts Information Security Regulations, 201 Code of Mass. Regs. 17.00 et seq. (the “IS Regulations”) mandate procedures to safeguard the “Personal Information,” as defined in the IS Regulations, of Massachusetts residents. Because Contractor may have access to the Personal Information of MiNK’s employees, contractors, business associates, or customers who are Massachusetts residents (“Protected Information”), the IS Regulations require Contractor to certify compliance with the IS Regulations. Accordingly, Contractor agrees that, as long as Contractor has access to or maintains copies of Protected Information Contractor will: (a) comply with the IS Regulations with respect to the Protected Information, (b) promptly notify MiNK of any suspected or actual data breach involving Protected Information, and (c) cooperate with MiNK to investigate and remediate any suspected or actual data breach involving Protected Information.

14.15
Whistleblower Notice. Pursuant to 18 USC § 1833(b), an individual may not be held

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criminally or civilly liable under any federal or state trade secret law for disclosure of a

Exhibit 10.18

trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, the Parties to this Agreement have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

15.
Addresses and bank details of the parties.

MiNK Therapeutics Inc.	“Atlant Clinical” Ltd
Address: 149 Fifth Avenue Suite 500 New York, NY 10010

Address: 12, Building 1, Krivokolennyi per.,

Moscow, 101000, Russia

INN 7701710403

Bank details:

Currency:United states dollar (USD) Account #:40702840600000013440 AO RAIFFEISENBANK, Moscow

Bldg.1 Troitskaya str. 17 Moscow

SWIFT code: RZBMRUMM

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Exhibit 10.18

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

MINK THERAPEUTICS, INC. ATLANT CLINICAL LTD.

By: /s/ Jennifer Buell By: /s/ Mikhail Groubman

Exhibit 10.18

Typed Name: Jennifer Buell

Exhibit 10.18

Typed Name:

Exhibit 10.18

Mikhail Groubman

Exhibit 10.18

Title:

Exhibit 10.18

President & Chief Executive OfficTeritle:

Exhibit 10.18

CEO

Exhibit 10.18

Date:

Exhibit 10.18

4/12/2022

Exhibit 10.18

Date:

Exhibit 10.18

4/8/2022